UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 18, 2015

Shutterfly, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33031	94-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On December 18, 2015, Shutterfly, Inc. (the “Company”) held a Special Meeting of Stockholders in Redwood City, California (“Special Meeting”). As of November 17, 2015, the record date, there were 35,274,767 shares of Common Stock outstanding and entitled to vote at the Special Meeting. Based on the final report of the independent inspector of elections, Veaco Group, 31,225,074 shares of Common Stock representing 88.5 percent of the shares entitled to be voted were voted in person or by proxy.

Set forth below is a summary of the proposal that is described in more detail in the Company’s proxy statement as well as the final voting results as reported by Veaco Group.

Proposal 1 – Approval of the Shutterfly 2015 Equity Incentive Plan.

The Company’s stockholders approved the Shutterfly 2015 Equity Incentive Plan authorizing 1.4 million new shares for grant to employees as further described in the Company’s proxy statement dated November 18, 2015.

FOR	AGAINST	ABSTAIN
23,548,230	7,623,244	53,600

A press release of the voting results of the special meeting is attached hereto as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Michael Pope
Michael Pope Chief Financial Officer

Date:  December 18, 2015

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
99.1	Press release of the voting results of the special meeting held on December 18, 2015.